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                                                                    EXHIBIT 10.9

                          WAIVER AND CONSENT AGREEMENT

THIS WAIVER AND CONSENT AGREEMENT ("this Agreement"), effective as of December 31, 2000, but executed on March 28, 2001, is entered into by BOYD BROTHERS TRANSPORTATION, INC., a Delaware corporation (the "Borrower"), and AMSOUTH BANK, an Alabama banking corporation (the "Lender").


                                    RECITALS

         A. The Borrower and the Lender have entered into a Credit Agreement dated as of April 1, 1994, as amended (the "Credit Agreement").

         B. The Borrower has requested that the Lender enter into this Agreement in order to grant certain consents and waivers with respect to the Credit Agreement as hereinafter described.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements of the parties hereto:

         1. The parties agree that capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings attributed thereto in the Credit Agreement.

         2. The Lender consents to and waives the failure of the Borrower to:

         (a) maintain a ratio of Total Liabilities to Tangible Net Worth plus subordinated debt of not greater than 2.0 to 1.0 for the fiscal year ending December 31, 2000, as required by Section 6.07 of the Credit Agreement, without which consent the Borrower would be in default under Article VII(a) of the Credit Agreement; and

         (b) maintain a ratio of Gross Cash Flow to Current Maturities of Long-Term Debt less than 1.25 to 1.0 for the fiscal year ending December 31, 2000 as required by Section 6.09 of the Credit Agreement, without which consent the Borrower would be in default under Article VII(a) of the Credit Agreement.

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         3.     In consideration of the waivers and consents granted by the
Lender herein, the Borrower hereby agrees to modify the existing documentation with the Lender prior to April 30, 2001 to, among other things, adopt a pricing matrix tied to the financial performance of the Borrower and add financial covenants applicable to the Borrower and its affiliates (including, but not limited to, a Funded Debt Ratio, a Leverage Ratio and a Debt Service Coverage Ratio).

         4. This Agreement may be executed in one or more counterparts, each of which shall for all purposes by deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         5. The Borrower hereby represents and warrants that all representations and warranties contained in the Credit Agreement are true and correct as of the date hereof (except representations and warranties that are expressly limited to an earlier date); and the Borrower certifies that except for those matters waived or contained to herein, no Event of Default nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

         6. Nothing contained herein shall be construed as a waiver, acknowledgement or consent to any breach or Event of Default of the Credit Agreement and the Credit Documents not specifically mentioned herein, and the consents granted herein are effective only in the specific instance and for the purposes which given.

         7. This Agreement shall be governed by the laws of the State of Alabama.

         IN WITNESS WHEREOF, each of the Borrower and the Lender has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BOYD BROTHERS TRANSPORTATION, INC.                    AMSOUTH BANK


By:  [signature illegible]                           By:  [signature illegible]
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Its: CFO                                             Its: Senior Vice President
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